Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-285066, 333-279429, 333-270542, 333-271268, 333-254511, 333-270541, and 333-271266 on Form S-1, No. 333-280176 on Form S-3 and No. 333-222313 on Form S-8 of our report dated September 11, 2025, relating to the financial statements of NioCorp Developments Ltd. appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

September 11, 2025